                                                                   EXHIBIT 4.3



                        REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement (the "Agreement") is made and entered into as of September 30, 1997, by and among Pentegra Dental Group, Inc., a Delaware corporation ("Pentegra"), and each person listed on the signature pages hereof under the caption "Stockholder" (each a "Stockholder").

    WHEREAS, each Stockholder has received or will receive on the closing date (the "Closing Date") of Pentegra's initial public offering (the "IPO") shares of common stock, par value $.001 per share, of Pentegra ("Pentegra Common Stock") pursuant to an agreement with Pentegra;

    NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties to this Agreement agree as follows:

1. PIGGYBACK REGISTRATION RIGHTS. At any time within two years following Closing Date, whenever Pentegra proposes to register any Pentegra Common Stock for its own or others' account under the Securities Act for a public offering for cash, other than a registration relating to (i) employee benefit plans, or (ii) issuance of shares in connection with one or more acquisition transactions under a Registration Statement on Form S-4 (or a successor to Form S-4 adopted by the SEC), Pentegra will give each Stockholder prompt written notice of its intent to do so (a "Registration Notice") at least thirty (30) days prior to the filing of the related registration statement with the SEC. Such notice shall specify the approximate date on which Pentegra proposes to file such registration statement and shall contain a statement that each Stockholder is entitled to participate in such offering and shall set forth the number of shares of Registrable Common (as hereinafter defined) that represents the best estimate of the lead managing underwriter (or if not known or applicable, Pentegra) that will be available for sale by the holders of Registrable Common in the proposed offering. If Pentegra shall have delivered a Registration Notice, each Stockholder shall be entitled to participate on the same terms and conditions as Pentegra in the public offering to which such Registration Notice relates and to offer and sell shares of Registrable Common therein only to the extent provided in this SECTION 1. Each Stockholder desiring to participate in such offering shall notify Pentegra no later than twenty (20) days following receipt of the Registration Notice of the aggregate number of shares of Registrable Common that such Stockholder then desires to sell in the offering. Each Stockholder desiring to participate in such public offering may include shares of Registrable Common in the registration statement relating to the offering to the extent that the inclusion of such shares shall not reduce the number of shares of Pentegra Common Stock to be offered and sold by Pentegra to be included therein. If the lead managing underwriter selected by Pentegra for a public offering (or, if the offering is not underwritten, a financial advisor to Pentegra) determines that marketing factors require a limitation on the number of shares of Registrable Common to be offered and sold in such offering, there shall be included in the offering only that number of shares of Registrable Common, if any, that such lead managing underwriter or financial advisor, as the case may be, reasonably and in good faith believes will not jeopardize the success of the offering, provided that if the lead managing underwriter or financial advisor, as the case may be, determines that marketing factors require a limitation on the number of shares of Registrable Common to be offered and sold as aforesaid and so notifies Pentegra in writing, the number of shares of Registrable Common to be offered and sold by Stockholders desiring to participate in the offering shall be allocated among such Stockholders on a pro rata basis, based on their holdings of Registrable Common.

    As used herein, "Registrable Common" means shares of Pentegra Common Stock that are (i) issuable to each Stockholder pursuant to that certain Exchange Agreement between such Stockholder and Pentegra dated August ___, 1997, or (ii) issued to other stockholders of Pentegra pursuant to acquisitions conducted prior to or after the date hereof, and that, as of the time of determination, have presently exercisable registration rights pursuant to the terms of this Agreement or a similar agreement (the "Other Registration Rights Agreements") and shall include any additional shares of Pentegra Common Stock issued or distributed in respect of any such shares by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement and the Other Registration Rights Agreements, shares of Registrable Common will cease to be Registrable Common when and to the extent that (i) a registration statement covering such shares has been declared effective under the Securities Act and such shares have been disposed of pursuant to such effective registration statement, (ii) such shares are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or
(iii) such shares have been otherwise transferred to a party that is not an affiliate of the transferring stockholder and new certificates for such shares of Registrable Common not bearing a legend restricting further transfer shall have been delivered by Pentegra.

2. REGISTRATION PROCEDURES. In connection with registrations under SECTION 1 hereof, Pentegra shall (a) prepare and file with the SEC such amendments (including post-effective amendments) to such registration statement and supplements to the related prospectus to appropriately reflect the plan of distribution of the securities registered thereunder until the completion of the distribution contemplated by such registration statement or for so long thereafter as a dealer is required by law to deliver a prospectus in connection with the offer and sale of the shares of Registrable Common covered by such registration statement and/or as shall be necessary so that neither such registration statement nor the related prospectus shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and so that such registration statement and the related prospectus will otherwise comply with applicable legal requirements; (b) provide to any Stockholder requesting to include shares of Registrable Common in such registration statement and a single counsel for all holders of Registrable Common requesting to include shares of Registrable Common in such registration statement, which counsel shall be selected by the holders of a majority of shares of Registrable Common requested to be included in such registration statement and shall be reasonably satisfactory to Pentegra, an opportunity to review and provide comments with respect to such registration statement (and any post-effective amendment thereto) prior to such registration statement (or post-effective amendment) becoming effective; (c) use its best efforts to register and qualify the Registrable Common covered by such registration statement under applicable securities or "Blue Sky" laws of such jurisdictions as the holders shall reasonably request for the distribution of the Registrable Common; (d) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act and the rules and regulations thereunder; (f) furnish such number of prospectuses (including preliminary prospectuses) and documents incident thereto as a Stockholder from time to time may reasonably request; (e) provide to any Stockholder requesting to include Registrable Common in such registration statement and any managing underwriter participating in any distribution thereof, and to any attorney, accountant or other agent retained by Stockholder or managing underwriter, reasonable access to appropriate officers and directors of Pentegra to ask questions and to obtain information reasonably requested by any Stockholder, managing underwriter, attorney, accountant or other agent in connection with such registration statement or any amendment thereto, provided, however, that
(i) in connection with any such access or request, any such requesting persons shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by Pentegra of its business and (ii) any records, information or documents shall be kept confidential by such requesting persons, unless (1) such records, information or documents are in the public domain or otherwise publicly available or (2) disclosure of such records, information or documents is required by court or administrative order or by applicable law (including, without limitation, the Securities Act); (h) list or include such Registrable Common on any securities exchange or quotation system on which any stock of Pentegra is then listed or included, if the listing or inclusion of such Registrable Common is then permitted under the rules of such exchange or quotation system; (i) use its best efforts to keep the Stockholder informed of Pentegra's best estimate of the earliest date on which such registration statement or any post-effective amendment thereto will become effective and will notify Stockholder and the managing underwriters participating in the distribution pursuant to such registration statement promptly (i) when Pentegra is informed that such registration statement or any post-effective amendment to such registration statement becomes effective, (ii) of any request by the SEC for an amendment or any supplement to such registration statement or any related prospectus, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose, (iv) of the suspension of the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose,
(v) of any determination by Pentegra that an event has occurred which makes untrue any statement of a material fact made in such registration statement or any related prospectus or which requires the making of a change in such registration statement or any related prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) of the completion of the distribution contemplated by such registration statement if it relates to an offering by Pentegra; (j) in the event of the issuance of any stop order suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Registrable Common included in such registration statement for sale in any jurisdiction, use its best efforts promptly to obtain its withdrawal; and (k) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than fifteen months after the effective date of such registration statement, an earnings statement covering the period of at least twelve months beginning with the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

3. UNDERWRITING AGREEMENT. In connection with each registration pursuant to SECTION 1 covering an underwritten registered public offering, Pentegra and each participating stockholder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of Pentegra's size and investment stature.

4. AVAILABILITY OF RULE 144. Notwithstanding anything contained herein to the contrary (including SECTION 1 hereof), Pentegra shall not be obligated to register shares of Registrable Common held by any Stockholder at any time (a) following the second anniversary of the Closing Date or (b) for any Stockholder then owning less than 1% of the then outstanding shares of Pentegra Common Stock when the resale provisions of Rule 144(k) promulgated under the Securities Act are available to that Stockholder or that Stockholder is otherwise entitled to sell the shares of Registrable Common held by him or her without registration under the Securities Act and without limitation as to volume or manner of sale or both.

5. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the shares of Registrable Common held by the Stockholder to the public without registration, Pentegra agrees to:

    (a) make and keep public information available as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times from and after ninety (90) days following the effective date of the Registration Statement;

    (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of Pentegra under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

    (c) so long as a Stockholder owns any shares of Registrable Common, furnish to that Stockholder forthwith upon request a written statement by Pentegra as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Pentegra, and such other reports and documents so filed as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such securities without registration.

6.  MARKET STANDOFF.   In consideration of the granting to the Stockholder of
the registration rights pursuant to this Agreement, each Stockholder agrees that, for so long as such Stockholder holds shares of Registrable Common, except as permitted by SECTION 1 hereof, such Stockholder will not sell, transfer or otherwise dispose of, including, without limitation, through put or short sale arrangements, shares of Pentegra Common Stock in the ten days prior to the effectiveness of any registration (other than pursuant to Registration Statement on Form S-8 or Form S-4 or any successor forms) of Pentegra Common Stock for sale to the public and for up to 90 days following the effectiveness of such registration, provided that (i) the underwriters for such offering reasonably request that the Stockholder be bound by such restrictions and (ii) all directors, executive officers and holders of more than five percent of the outstanding Pentegra Common Stock agree to the same restrictions.

7. REGISTRATION EXPENSES. Except as provided in this Section, all expenses incurred in connection with any registration, qualification and compliance under this Agreement (including, without limitation, all registration, filing, qualification, legal, printing and accounting fees) shall be borne by Pentegra. All underwriting commissions and discounts applicable to shares of Registrable Common included in the registrations under this Agreement shall be borne by the holders of the securities so registered, pro rata on the basis of the number of shares so registered. Subject to the foregoing, all expenses incident to Pentegra's performance of or compliance with this Agreement, including, without limitation, all filing fees, fees and expenses of compliance with securities or blue sky laws (including, without limitation, fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Common), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of Pentegra's officers and employees performing legal or accounting duties), registrar and transfer agents' fees and fees and disbursements of counsel for Pentegra and its independent certified public accountants (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance and the fees and expenses of any special audit required or incident to a registration hereunder), securities act liability insurance of Pentegra and its officers and directors (if Pentegra elects to obtain such insurance), the fees and expenses of any special experts retained by Pentegra in connection with such registration and fees and expenses of other persons retained by Pentegra incurred in connection with each registration hereunder (but not including, without limitation, any underwriting fees, discounts or commissions attributable to the sale of Registrable Common, fees and expenses of counsel retained by the holders of Registrable Common in connection with a registration required hereunder, and transfer taxes, if any), will be borne by Pentegra.

8.  INDEMNIFICATION; CONTRIBUTION.

    (a) INDEMNIFICATION BY PENTEGRA. Pentegra agrees to indemnify and hold harmless Stockholder, its officers, directors, agents, employees, representatives and each person or entity who controls Stockholder (within the meaning of the Securities Act) with respect to which registration, qualification or compliance has been effected pursuant to SECTION 1, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement (or alleged untrue statement) of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Pentegra of the Securities Act or any rule or regulation thereunder applicable to Pentegra and relating to action or inaction required of Pentegra in connection with such registration, qualification or compliance, except insofar as the same arise out of or are based upon any such untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon information with respect to Stockholder furnished in writing to Pentegra by Stockholder expressly for use therein. In connection with an underwritten offering, Pentegra will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities
Act) on either (i) substantially the same basis on which it will indemnify each selling holder of Registrable

Common pursuant to the foregoing provisions or (ii) such other basis as is customarily obtained by underwriters from issuers at the time of that offering.

    (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE COMMON. In connection with any registration statement in which a holder of Registrable Common is participating, each such holder will furnish to Pentegra in writing such information with respect to the name and address of such holder, the amount of Pentegra Common Stock held by such holder and the nature of such holdings, and such other information as is required by Pentegra for use in connection with any such registration statement or prospectus. Each such participating Stockholder severally agrees to indemnify and hold harmless Pentegra, its directors, officers, agents, employees, representatives and each person or entity who controls Pentegra (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such holder so furnished in writing by such holder specifically for inclusion in or for use in the preparation of any prospectus or registration statement. Each participating Stockholder also will, to the extent permitted by applicable law, indemnify and hold harmless the underwriters of the shares of Registrable Common on substantially the same basis on which Pentegra will indemnify and hold harmless those persons pursuant to SECTION 8(a).

    (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to notify the indemnifying party shall not relieve it from its indemnification obligations to the indemnified party under this Agreement unless the resulting delay is materially prejudicial to the defense of such claim; provided, further, that the failure to deliver any such notice shall not relieve an indemnifying party of any liability or obligation that it may have to an indemnified party otherwise than pursuant to this SECTION 8. Unless in the reasonable judgment of such indemnified party (i) a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim or (ii) the named parties to any such action, suit, proceeding or investigation (including any impleaded parties) include both an indemnifying party and an indemnified party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if the indemnified party, based on the advice of counsel, reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

    (d) CONTRIBUTION. If the indemnification provided for in this SECTION 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any untrue statement (or alleged untrue statement) of a material fact or omission (or alleged omission) to state a material fact has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in SECTION 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

    The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this SECTION 8(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common underwritten by it and distributed to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no selling holder shall be required to contribute any amount in excess of the amount by which the total price at which shares of the Registrable Common of such selling holder were offered to the public exceeds the amount of any damages which such selling holder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    If indemnification is available under this SECTION 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in
SECTION 8(a) AND (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this SECTION 8(d). The provisions of this SECTION 8 shall survive the termination of any or all of the other provisions of this Agreement.

9. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No holder of Registrable Common may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10. TRANSFER OF REGISTRATION RIGHTS; ADDITIONAL GRANTS OF REGISTRATION RIGHTS. The registration rights provided to the holders of Registrable Common under SECTION 1 hereof may not be transferred to any other person or entity except pursuant to the laws of descent and distribution and to immediate family members of a Stockholder; provided that such transferees shall be bound by and subject to the terms and conditions contained herein. Pentegra may, without the prior written consent of any Stockholder, extend the registration rights provided in this Agreement to additional persons or entities who become holders of Pentegra Common Stock subsequent to the date of this Agreement by entering into similar agreement (or an addendum to this Agreement) with such stockholders. Nothing herein shall limit the ability of Pentegra to grant to any person or entity any registration or similar rights in the future with respect to Pentegra Common Stock or other securities of Pentegra (whether pursuant to the foregoing or otherwise).

11. MISCELLANEOUS.

    (a) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Pentegra has obtained the written consent of holders of at least 50.1% of the shares of Registrable Common then outstanding and affected by such amendment, modification, supplement, waiver or departure.

    (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopies, registered or certified mail (return receipt requested), postage prepaid, or courier to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices sent by mail shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier. Notices shall be sent to the following addresses:

         (i) to a Stockholder, at the most current address given by such holder to Pentegra in writing;

         (ii) if to Pentegra, at its address set forth on the signature page hereof.

    (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

    (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (e) HEADINGS AND REFERENCES. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. References herein to "Sections" are to Sections of this Agreement unless otherwise indicated.

    (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE.

    (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Stockholder shall be enforceable to the fullest extent permitted by law.

    (h) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    EXECUTED as of the date first above written.

                             PENTEGRA:

                             PENTEGRA DENTAL GROUP, INC.



                             By: /s/ Gary S. Glatter
                                ---------------------------------------------

                             Its: President
                                 --------------------------------------------


                             2999 N. 44th Street, Suite 650
                             Phoenix, Arizona 85018
                             (602) 952-7363
                             (602) 952-0544 fax


                             STOCKHOLDERS: